Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL PROVIDES COMPANY UPDATE

Taking Decisive Action to Address COVID-19

Updating 2020 Earnings Guidance due to Evolving Business and Financial Implications of COVID-19

West Palm Beach, FL – (April 3, 2020) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today provided an update on its actions to address the COVID-19 pandemic, as well as its liquidity, mortgage originations, mortgage servicing rights (“MSR”) valuations and 2020 earnings guidance in the context of the COVID-19 pandemic.

Glen A. Messina, President and CEO of Ocwen, said, “As the COVID-19 pandemic continues to impact our communities, our first priority is safeguarding and supporting our employees and maintaining business continuity so that we can continue providing service and support to our clients and customers. Approximately 85% of our global team is working remotely, we are following guidelines established by the CDC and WHO and from the local governments where we operate, and we are committed to helping borrowers experiencing hardships wherever possible, including from the COVID-19 pandemic.”

Mr. Messina continued, “We are executing on our strategic plans while navigating the current landscape with commitment and focus. As of March 31, 2020, we had approximately $264 million in unrestricted cash, and we currently expect to be in compliance with all of our financial covenants under our debt agreements at the end of the first quarter. The duration and magnitude of the COVID-19 impact is uncertain and we anticipate that the impact to our business will be largely determined by the number of homeowners who need assistance and the duration of assistance needed. We are proactively working with industry trade groups, the Agencies and our regulators to support their efforts on stabilizing the housing finance system in response to what may be an unprecedented level of requests for assistance from homeowners impacted by the COVID-19 pandemic.”

COVID-19

Ocwen is taking decisive actions to address the COVID-19 global pandemic. These actions include a prohibition on international travel, non-essential domestic travel, and in-person meetings, as well as increased sanitary protocols in its facilities. The Company is following CDC, WHO and local guidelines and its business continuity and crisis management teams and executive leadership are meeting virtually on a daily basis. Ocwen is currently operating through a remote workforce model for approximately 85% of its global workforce. Approximately 10% of its U.S. workforce is working out of its facilities to support activities that cannot be performed remotely. For those jobs that cannot be performed remotely, social distancing and facilities hygiene recommendations are being followed, as well as added disinfection cleaning of facilities that continue to be occupied by its workforce. The Company believes its ability to maximize deployment of a remote work model offers the best protection for employees and the communities in which they live and provides the best assurance of its continued ability to serve borrowers and investors. Ocwen continues to hire and has not terminated, furloughed or laid-off employees due to the COVID-19 pandemic. Furthermore, the Company intends to maintain compensation levels and cost of living related compensation adjustments. Ocwen is committed to supporting its global employees as they are dedicated to servicing the needs of its borrowers and mortgage loan investors during this time.

Liquidity and Covenant Compliance

Ocwen currently expects to be in compliance with all of its financial covenants under its debt agreements at the end of the first quarter. As of March 31, 2020, the Company closed the quarter with approximately $264 million in unrestricted cash. Ocwen also had undrawn committed availability of $104 million under its servicer advance funding facilities, $225 million under its MSR financing facilities, and $156 million under its mortgage warehouse funding facilities, which, in each case, the Company may utilize to the extent it has sufficient eligible collateral to borrow against and otherwise satisfies the applicable conditions to funding.

The Company recognizes the considerable uncertainty in the current environment relating to the impact of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, Fannie Mae, Freddie Mac, Ginnie Mae and regulators, as well as the potential for ongoing disruption in the financial markets and in commercial activity generally. In this context, forecasting our liquidity and financial condition is particularly challenging. Estimates of the COVID-19 impact by economists and mortgage industry experts vary considerably.

Ocwen is responding by focusing on what it can control and by proactively evaluating the potential impact of COVID-19 under various scenarios. For example, the Company is evaluating the potential impact of COVID-19 related borrower job losses and reductions in income, as well as other related impacts as it assesses the timing and magnitude of potential increases in servicer advance levels and servicing costs based on increased borrower delinquency levels, among other factors that could affect its liquidity and financial condition assessments. Ocwen is communicating proactively with Fannie Mae, Freddie Mac, Ginnie Mae, and its lenders, including with respect to the potential impact of borrower assistance programs on its business. Ocwen is working with mortgage industry trade associations who are working with government officials to inform them of the impact of borrower relief programs on the funding and liquidity needs of the housing finance industry (and in particular, non-bank servicers such as Ocwen) and to assist them in designing appropriate solutions to navigate the challenges of the current environment.

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Ocwen serviced approximately $200 billion in unpaid principal balance (“UPB”) of forward residential mortgages, as of March 31, 2020. Under the Company’s agreements with New Residential Investment Corp. (“NRZ”), NRZ reimburses Ocwen daily for private label securities (“PLS”) and weekly for Freddie Mac and Fannie Mae servicing advances on approximately $114 billion in UPB. Other subservicing clients have the responsibility to reimburse the Company for advances within one week to 30 days after advances have been made on roughly $17 billion in UPB. The loans for which Ocwen has sole advancing responsibility is limited to approximately $69 billion in UPB, which is 39% PLS, 24% Freddie Mac, 19% Ginnie Mae and 18% Fannie Mae as of March 31, 2020.

For the quarter ended March 31, 2020, Ocwen provided approximately 27,500 COVID-19 related forbearance plans to its customers. NRZ has the responsibility to advance on approximately 16,800 or 61%, Ocwen has the responsibility to advance on approximately 9,400 or 34%, and no advances are required on approximately 1,300 or 5% of the loans subject to these forbearance plans. Of the loans subject to these plans for which the Company is responsible for making advances, its subservicing clients are obligated to reimburse Ocwen within 30 days of the Company making an advance on approximately 3,900 of these loans. Ocwen has sole responsibility to advance on approximately 5,500 of these loans. Of this amount, 68% are PLS and 20% are Freddie, where in both cases Ocwen has its own servicing advance financing lines.

For PLS loans, while they are not explicitly covered under the CARES Act, Ocwen nevertheless intends to provide payment relief to such borrowers along the lines of the guidance the Company has received from several states for borrowers adversely impacted by the COVID-19 pandemic. In particular, the Company intends to grant borrowers an initial three months of forbearance and related protection administrated through a series of one-month forbearance plans each of which advance the due date upon completion and move the resulting missed payment to or near the loan’s maturity as a non-interest bearing balance. As such, Ocwen does not expect to be out of pocket cash for any more than one month for each loan with forbearance protection. Before the completion of this initial period of forbearance, Ocwen will attempt to contact the borrower to assess their ability to resume making payments and discuss other options which may be available if their hardship persists. The Company has a PLS servicing advance financing line that provides financing at weighted average advance rates of 92% of eligible principal and interest advances. As of March 31, 2020, Ocwen had approximately $59 million in remaining committed financing capacity under our PLS servicing advance financing line.

For Ginnie Mae, advance requirements are mitigated by the ability to use excess funds in custodial accounts to cover principal and interest advances, though the remaining advances are covered by corporate cash. Ginnie Mae has announced it intends to provide financing to servicers to fund servicer advances through its PTAP program. Ocwen intends to work with Ginnie Mae to establish advance financing solutions through either the PTAP programs or the Company’s existing MSR financing facility, to the extent eligible.

For Freddie Mac advances, Ocwen has a servicing advance financing line that provides financing at weighted average advance rates of 98% of eligible principal and interest advances. As of March 31, 2020, the Company had approximately $45 million in remaining committed financing capacity under this servicing advance financing line. For Fannie Mae, advances are funded through corporate cash. To the extent necessary, Ocwen intends to apply for financing through the Federal Reserve Emergency Funding Programs when such programs are made available to the industry. Ocwen’s ability to utilize these programs will be subject to eligibility requirements applicable to the Company and the collateral being financed. The eligibility criteria and the timing of financing availability is not yet known.

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Track Record of Helping Homeowners

The Company believes the disruption created by the measures being taken to drive social distancing may give rise to industry-wide elevated delinquency levels. Ocwen is an experienced special servicer with proven capability to assist borrowers who are facing financial difficulties and generate positive outcomes for mortgage loan investors. The Company has the necessary operating processes, practices and systems to track large servicer advance balances at a detailed level and drive strong advance recoveries within elevated delinquency portfolios. Ocwen believes the current environment may create opportunities to assist borrowers who are facing financial difficulties in retaining their homes while improving cash flow for mortgage loan investors.

Mortgage Originations

Recent declines in interest rates and the continued execution of the Company’s originations strategy have led to an increase in mortgage refinancing activity in the Company’s portfolio retention channel. Daily lock volume in March 2020 increased by a factor of 2.5 as compared to January 2020. Ocwen continues to increase staffing levels to maximize its recapture potential. Lock volume for the first quarter was approximately $870 million and funded volume was approximately $196 million.

Bid volume in the Company’s correspondent lending channel was approximately $3 billion in February and approximately $5 billion in March. Ocwen continues to approach MSR purchases with discipline as it has seen increased volatility in primary and secondary margins as well as the average 30-year mortgage rate. The Company is bidding conservatively, especially on higher coupon loans, while mortgage spreads are high, and the market is going through price discovery. First quarter 2020 correspondent lock volume was approximately $618 million and funded volume originated through correspondent and all other flow channels was approximately $1.85 billion.

In the current environment, there are several factors that could impact Ocwen’s volume and industry-wide volume levels in all channels, including COVID-19 related impacts to the lending ecosystem (e.g., appraiser unwillingness to enter homes; borrower unwillingness to allow appraisers into homes; title agent office closings; and delays in obtaining, and uncertainty relating to the validity of, verifications of borrower employment), volatility of market interest rates, primary and secondary spread volatility, industry capacity constraints, and uncertainty regarding the future value of newly originated MSRs in light of the current wide spread between the 10-year treasury rate and the 30-year conventional fixed rate mortgage rate.

In this environment, the Company’s current capital allocation priorities are maintaining liquidity to support its operations and funding its flow origination channels. The Company continues to monitor its liquidity and calibrate its originations activity based on its evolving assessment of the business environment and the Company’s liquidity and financial condition. The situation is fluid with many unknowns. As a result, the Company no longer has the visibility necessary to re-calibrate its 2020 lending volume targets at this time. Ocwen continues to proactively execute on its balance sheet optimization initiatives and intends to provide an update on the Company’s capital allocation priorities as well as its mortgage originations activity and targets during its first quarter 2020 earnings call.

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MSR Valuation

Based on the decline in the 10-year treasury rate of 118 basis points from year-end 2019 to March 31, 2020, the Company estimates that its net hedged MSR valuation adjustment is approximately $72 million as of such date. This estimate is calculated based on the Company’s Net Agency MSR exposure of $402 million as of December 31, 2019, plus the value of MSRs purchased and originated in the first quarter. The estimated reduction in value of forward MSRs due to interest rate movements of $130 million was offset by positive adjustments due to interest rate movements in the Company’s reverse MSRs of $17 million, mortgage loan pipeline of $12 million and hedges of $29 million.1 These initial MSR valuation estimates are mostly derived from market interest rate sensitivity analyses. Additional MSR valuation adjustments may be recorded at March 31, 2020 upon completion of Ocwen’s valuation governance process. The impact of the decline in the 10-year treasury rate on the fair value of the Company’s MSRs is partially offset by the previously disclosed favorable $47 million adjustment to shareholders’ equity associated with the adoption of the new credit loss accounting standard referred to as CECL in the first quarter 2020 relating to our reverse mortgage future tail draws.

Reverse Stock Split

Management is focused on positioning Ocwen’s stock to be an attractive investment to the broadest possible base of investors. As such, the Company intends to seek shareholder approval at its 2020 annual shareholder meeting for a reverse stock split.

Guidance Update

As a result of COVID-19 and the associated uncertainty in the capital markets and mortgage lending and servicing ecosystems, as well as impacts on borrower behavior, employee productivity, and the economy generally, Ocwen no longer has the visibility to reaffirm its previous guidance that it expects to achieve pre-tax profitability, excluding income statement notables and amortization of New Residential Investment Corp. (NRZ) lump-sum payments, in the third quarter of 2020 nor that pre-tax earnings, excluding income statement notables, will be positive for the full year 2020. As stated in the Company’s February 26 earnings call, both pre-tax earnings expectations assumed a mortgage market environment consistent with the Mortgage Bankers Association and Government Sponsored Enterprises’ forecasts as of January 2020, that the Company achieved its objectives, and that there were no adverse changes to market, business or industry conditions, or legal and regulatory matters. The Company expects to update shareholders on market, business and industry conditions as well as legal and regulatory matters during its first quarter 2020 earnings conference call.

1 For additional detail, please see Ocwen’s 2019 Form 10-K filed with the SEC on February 26, 2020, including the sensitivity analysis on page 76. Please note the limitations of illustrative examples of interest rate impacts. In particular, please note that changes in fair value cannot be extrapolated because the relationship to the change in fair value may not be linear.

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About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are in the midst of a period of significant capital markets volatility and experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the impacts of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, Fannie Mae, Freddie Mac, Ginnie Mae and regulators, as well as the potential for ongoing disruption in the financial markets and in commercial activity generally, increased unemployment, and other financial difficulties facing our borrowers; impacts on our operations resulting from employee illness, social distancing measures and our shift to greater utilization of remote work arrangements; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the size and timing of a potential reverse split of our common stock, and whether shareholders will approve such a split; our ability to maintain compliance with the continued listing standards of the New York Stock Exchange; the future of our long-term relationship and remaining servicing agreements with NRZ; our ability to execute an orderly and timely transfer of responsibilities in connection with the previously disclosed termination by NRZ of the PHH Mortgage Corporation (PMC) subservicing agreement; the reactions of regulators, lenders and other contractual counterparties, rating agencies, stockholders and other stakeholders to the announcement of the termination by NRZ of the PMC subservicing agreement; our ability to adjust our cost structure and operations as the loan transfer process is being completed in response to the previously disclosed termination by NRZ of the PMC subservicing agreement, including unanticipated costs and the timeline on which we can execute on these actions; our ability to devote sufficient management attention and financial resources to our growth and other strategic objectives as we operate in the midst of a period of significant capital markets volatility and change within the mortgage lending and servicing ecosystem; uncertainty related to our ability to execute on continuous cost re-engineering efforts and the other actions we believe are necessary for us to improve our financial performance; our ability to acquire MSRs or other assets or businesses at adequate risk-adjusted returns and at sufficient volume to achieve our growth goals, including our ability to allocate resources for investment, negotiate and execute purchase documentation and satisfy closing conditions so as to consummate such acquisitions; uncertainty related to our ability to grow our lending business and increase our lending volumes in a competitive market and uncertain interest rate environment; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac, and together with Fannie Mae, the GSEs) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; limits on our ability to repurchase our own stock as a result of regulatory settlements and other conditions; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, Fannie Mae, Freddie Mac and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; the impact on Ocwen of our implementation of the CECL methodology for financial instruments (ASU 2016-13 and ASU 2019-04); our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks and uncertainties detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019 and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Financial Performance Estimates and Statements Regarding the Impact of the COVID-19 Pandemic

This press release contains statements relating to our preliminary first quarter financial performance and our current assessments of the impact of the COVID-19 pandemic. These statements are based on currently available information and reflect our current estimates and assessments, including about matters that are beyond our control. We are operating in a fluid and evolving environment and actual outcomes may differ materially from our current estimates and assessments. The Company has not finished its first quarter financial closing procedures. There can be no assurance that actual results will not differ from our current estimates and assessments, including as a result of first quarter financial closing procedures, and any such differences could be material.

Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to pre-tax profitability, excluding income statement notables and amortization of NRZ lump-sum payments and pre-tax earnings excluding income statement notables.

For additional information relating to these non-GAAP financial measures and Ocwen’s use of these non-GAAP financial measures, see Ocwen’s February 26, 2020 earnings call webcast and the accompanying presentation materials, which are available in the Shareholder Relations section of Ocwen’s website (www.ocwen.com).

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss). There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we rely primarily on our GAAP results and use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

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Pre-tax profitability, excluding income statement notables and amortization of NRZ lump-sum payments refers to our pre-tax income/(loss) after excluding the positive impact of the amortization of NRZ lump-sum payments and after adjusting GAAP pre-tax income/(loss) for the following factors (1) Expense Notables (excluding MSR Valuation Adjustments, net), (2) changes in fair value of our Non-Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, (3) changes in fair value of our Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, net of hedge position, (4) offsets to changes in fair value of our MSRs in our NRZ financing liability due to changes in interest rates, valuation inputs and other assumptions, (5) changes in fair value of our reverse lending portfolio due to changes in interest rates, valuation inputs and other assumptions (6) gains related to exercising servicer call rights, and (7) certain other costs, including pension benefits (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our pre-tax income/(loss). Collectively, we refer to these adjustments as “income statement notables.” “Expense Notables” includes (1) expense related to severance, retention and other cost re-engineering actions, (2) certain significant legal and regulatory settlement expense items, (3) CFPB, Florida Attorney General/Florida Office of Financial Regulations and Massachusetts Attorney General litigation related legal expenses, state regulatory action related legal expenses and state regulatory action settlement related escrow analysis costs (collectively, CFPB and state regulatory defense and escrow analysis expenses), (4) NRZ consent process expenses related to the transfer of legal title in MSRs to NRZ, (5) PHH Corporation acquisition and integration planning expenses, (6) expense recoveries related to insurance recoveries of legal expenses, mortgage insurance claim settlement recoveries and amounts previously expensed from a service provider and (7) certain other costs including compensation expense reversals relating to departing executives and reversals of management incentive compensation payouts and reversals of reserves related to a legacy MSR sale (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our expenses.

Pre-tax earnings excluding income statement notables adjusts GAAP pre-tax income/(loss) for income statement notables.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com

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